EXHIBIT 10.14

                              TERM PROMISSORY NOTE
                                  (this "Note")

NAME AND ADDRESS OF MAKER:

        MEDICAL INNOVATIONS, INC.
        One Riverway, Suite 2300
        Houston, Texas  77056

DATE:                    MATURITY DATE:
March 15, 1996           April 15, 1997         AMOUNT OF NOTE:  $3,625,000.00

INTEREST CALCULATION BASIS:   ACCOUNT NO.:     NOTE NO.:      RENEWAL CODE:
             360              004-1101070       9003                 R

                                     INTEREST RATE (ANNUAL RATE OF INTEREST):
                                     FIXED RATE OF THE LIBOR RATE PLUS ONE
TELLER:         OFFICER:             PERCENT (1)%, OR FLOATING RATE OF
 VRL             GXW                 THE PRIME RATE MINUS ONE   PERCENT (1)%

    FOR VALUE RECEIVED, on or before the Maturity Date, Maker promises to pay to the order of Texas Commerce Bank National Association (the "Bank"), at its office in Houston, Texas, in immediately available funds and lawful money of the United States of America, the Amount of Note THREE MILLION SIX HUNDRED TWENTY-FIVE THOUSAND AND NO/100THS DOLLARS ($3,625,000.00) or so much thereof as may be advanced, plus interest on the unpaid Amount of Note from the date of advance to the Maturity Date at the Interest Rate calculated on the basis of the actual number of days elapsed and a year comprised of the number of days set forth above under the Interest Calculation Basis, either 360 or 365 (and 366 as the case may be), provided that if the Interest Calculation Basis is a 360 day year for the actual number of days elapsed and such calculation would result in a usurious interest rate, then in such event, interest shall be calculated on the basis of a 365 or 366 day year, as the case may be, provided however, in no event shall the Interest Rate exceed the Highest Lawful Rate. If the Interest Rate is stated in terms of the Prime Rate and at any time would exceed the Highest Lawful Rate, but for the limitation contained herein, the actual rate of interest to accrue on the unpaid principal amount of this Note shall be limited to the Highest Lawful Rate, but any subsequent reductions in the Prime Rate shall not reduce the interest rate payable upon the unpaid Amount of Note below the Highest Lawful Rate until such time as the total amount of interest accrued on the unpaid principal amount of this Note equals the amount of interest which would have accrued if the Interest Rate had at all times been in effect. The "Highest Lawful Rate" means, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas law permits the higher interest rate, stated as a rate per annum. On each day, if any, as Texas law shall establish the Highest Lawful Rate, the Highest Lawful Rate shall be the "indicated rate ceiling" (as defined in the Texas Credit Code, V.T.C.S. Art. 5069-1.01 et seq. ("Chapter One") in effect on such day.
    "Business Day" means a day: (i) on which the Bank and commercial banks in New York City are generally open for business; and (ii) with respect to the LIBOR Rate, on which dealings in United States Dollar deposits are carried out in the London interbank markets.
    "LIBOR Rate" means a per annum interest rate determined by Bank by DIVIDING:
(i) the average rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which United States dollar deposits in an amount comparable to the principal amount of the LIBOR Loan to which such LIBOR Rate is applicable for a term equal to or substantially equal to the Interest Period are offered by Bank to prominent banks in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of the applicable Interest Period; by (ii) Statutory Reserves.
    "Interest Period" means the period for which this Note shall bear interest at either the LIBOR Rate or the Prime Rate as elected by Maker consistent with the following provisions. The duration of each Interest Period shall be: (a) in the case of the Prime Rate, a period of up to 90 days; and (b) in the case of the LIBOR Rate, 1, 2, 3 or 6 months; provided, however, that the Maker's choice of Interest Period is subject to the following limitations: (i) No Interest Period shall end on a date after the Maturity Date; and (ii) If the last day of an Interest Period would be a day other than a Business Day, the Interest Period shall end on the next succeeding Business Day (unless the Interest Period relates to the LIBOR Rate and the next succeeding Business Day is in a different calendar month than the day on which the Interest Period would otherwise end, in which case the Interest Period shall end on the next preceding Business Day). The "Interest Rate Change Date" shall be the first day of an Interest Period.
    "Statutory Reserves" shall mean the DIFFERENCE (expressed as a decimal) of the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System and any other banking authority to which the Bank is subject with respect to the LIBOR Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include, without limitation, those imposed under such Regulation D. Amounts outstanding under this Note at the LIBOR Rate shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Bank under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
    Maker's selection of the Interest Rate shall be made on Maker's irrevocable notice, given not later than 10:00 A.M. (Houston time) on, in the case of the LIBOR Rate, the third Business Day prior to the proposed Interest Rate Change Date or, in the case of the Prime Rate, the first Business Day prior to the proposed Interest Rate Change Date, from the Maker to the Bank. Each such notice of a requested borrowing (a "Notice of Requested Borrowing") under this paragraph may be oral or written, and shall specify whether the requested Interest Rate is to be the LIBOR Rate or the Prime Rate and the Interest Period requested. If any Notice of Requested Borrowing shall be oral, the Maker shall deliver to the Bank prior to the Interest Rate Change Date a confirmatory written Notice of Requested Borrowing.
    In the event Maker shall fail to select an Interest Rate as provided herein, then the Interest Rate shall be the Prime Rate until such time as Maker shall select the LIBOR Rate as provided herein.
    If at any time the Bank determines in good faith (which determination shall be conclusive) that any change in any applicable law, rule or regulation or in the interpretation, application or administration thereof makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Bank or its foreign branch or branches to maintain or fund any loan by means of dollar deposits obtained in any London interbank market (any of the above being described as a "LIBOR Event"), then, at the option of the Bank, the principal amount of the Note then outstanding, which is are directly affected by such LIBOR Event, shall be prepaid by the Maker. Upon the occurrence of any LIBOR Event, and at any time thereafter so long as such LIBOR Event shall continue, the Bank may exercise its aforesaid option by giving written notice thereof to the Maker.
    Any prepayment of this Note which is required under the preceding paragraph shall be made, together with accrued and unpaid interest and all other amounts payable to the Bank under this Note with respect to such prepaid amount on the date stated in the notice to the Maker referred to above, which date ("required prepayment date") shall be not less than 15 days from the date of such notice. If
                               Page 1 of 4 Pages

this Note is required to be prepaid under the preceding paragraph, the Bank shall change the Interest Rate on this Note on the required prepayment date to the Prime Rate for an Interest Period ending on the same day as that which was so prepaid.
    If any domestic or foreign law, treaty, rule or regulation (whether now in effect or hereinafter enacted or promulgated, including Regulation D of the Board of Governors of the Federal Reserve System) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law): (a) changes, imposes, modifies, applies or deems applicable reserve, special deposit or similar requirements in respect of any amounts outstanding under this Note or against assets of, deposits with or for the account of, or credit extended or committed by, the Bank; or (b) imposes on the Bank or the interbank eurocurrency deposit and transfer market or the market for domestic bank certificates or deposit any other condition affecting any amounts outstanding under this Note; and the result of any of the foregoing is to impose a cost to the Bank of funding or maintaining any amounts outstanding under this Note or to reduce the amount of any sum receivable by the Bank in respect of any amounts outstanding under this Note, then the Bank may notify the Maker in writing of the happening of such event and Maker shall upon demand pay to the Bank such additional amounts as will compensate the Bank for such costs. Without prejudice to the survival of any other agreement of the Maker under this Note, the obligations of the Maker under this paragraph shall survive the termination of this Note.
    "Prime Rate" means the prime rate of the Bank as determined from time to time by Bank and thereafter entered in the minutes of Bank's Loan and Discount Committee. Without notice to Maker or any other person or entity, the Prime Rate shall automatically fluctuate upward and downward as and in the amount by which such prime rate fluctuates. MAKER UNDERSTANDS THAT THE PRIME RATE IS A REFERENCE RATE AND MAY NOT REPRESENT THE LOWEST OR BEST RATE ACTUALLY CHARGED TO ANY CUSTOMER, AND ANY STATEMENT, REPRESENTATION OR WARRANTY IN THAT REGARD OR TO THAT EFFECT IS EXPRESSLY DISCLAIMED BY BANK. BANK MAY MAKE LOANS AT RATES OF INTEREST AT, ABOVE OR BELOW THE PRIME RATE.
    It is the intention of the Maker and the Bank to conform strictly to the usury laws in force in the state of Texas and in the United States of America, as applicable. It is therefore agreed that: (i) in the event that the maturity hereof is accelerated by reason of an election by the Bank or if the same is prepaid prior to the maturity, all unearned interest shall be canceled automatically or, if theretofore paid, shall either be refunded to the Maker or credited on the unpaid principal amount of this Note, whichever remedy is chosen by the Bank; (ii) the aggregate of all interest and other charges constituting interest under applicable law and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction shall never produce a rate in excess of the maximum nonusurious rate of interest that the Bank may charge the Maker under applicable law; and (iii) if any excess interest is contracted for, charged or received, it shall be deemed a mistake and any excessive interest received shall be either refunded to the Maker or credited on the unpaid principal amount hereof, and this Note and any document which evidences a charging of or contracting for excessive interest shall be automatically deemed reformed so as to permit only the collection of the maximum nonusurious rate and amount of interest; provided, however, that all sums paid or agreed to be paid for the use, forbearance or detention of the loan evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this Note.
    All past due principal and, to the extent permitted by applicable law, interest on this Note shall bear interest at the Highest Lawful Rate, or, if applicable law shall not provide for a maximum nonusurious rate of interest, at a rate per annum equal to the Prime Rate plus five percent (5%).
    If any holder of this Note retains an attorney in connection with any default or to collect, enforce or defend this Note or any papers intended to secure or guarantee this Note in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder in connection with this Note or any such papers and does not prevail, Maker shall pay to each such holder, in addition to principal and interest, all reasonable costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including reasonable attorneys' fees.
    The term "Loan Documents" shall refer to this Note and any security agreements executed as security for this Note and all such other written agreements, guaranties, documents, instruments and other writings required by Bank and executed and delivered to Bank in connection with or in any way related to this Note or any security for the Note.
    This Note is given in renewal, extension, modification and increase of that certain Term Promissory Note dated December 22, 1994 executed by Maker and payable to the order of Bank in the original principal amount of $3,800,000.00 (the "Renewed Note"). The Renewed Note is secured by Third Party Security Agreement - Pledge dated June 29, 1994 executed by Harvey R. Houck, Jr.; Third Party Security Agreement - Pledge dated June 29, 1994 executed by Mark H. and Sheryl W. Fisher; Third Party Security Agreement - Pledge dated June 29, 1994 executed by Mark H. Fisher; and by Third Party Security Agreement - Pledge dated June 30, 1994 executed by John Schurwon. Maker specifically acknowledges the validity and enforceability of each of the Security Agreements and Maker agrees, ratifies and confirms that each and all the liens, security interests and other interests as more fully described in the Security Agreements are hereby granted, renewed, extended and hereby brought forward to secure this Note. Maker agrees and acknowledges that the terms "secured indebtedness" and "indebtedness secured hereby" as used in each of the Security Agreements and any security agreement executed in connection with or arising under or related to the Renewed Note includes all indebtedness arising under or related to this Note (including all subsequent renewals, extensions, increases, modifications, rearrangements thereof and substitutions or replacements thereto of the foregoing) and related to or arising under any of the Loan Documents. This Agreement in no way acts as a release and/or relinquishment of any liens, security interests and/or rights in connection with any collateral securing payment of this Note or the Renewed Note. Maker agrees to execute security agreements and financing statements, all in such form and substance acceptable to Bank and its counsel to further evidence such security interests if so requested by Bank.

                                PAYMENT SCHEDULE
    This Note shall be due and payable as follows: ACCRUED AND UNPAID INTEREST is due monthly, beginning on April 15, 1996 and continuing on the 15th day of each month thereafter until the Maturity Date when all remaining unpaid Amount of Note and accrued and unpaid interest is finally due and payable.
    All payments and prepayments hereon may, at Bank's sole option, be applied to accrued interest, to principal, or to both.
    Each maker, guarantor, cosigner, surety and endorser waives grace, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, notice of protest and diligence in collecting and the bringing of suit against any party hereto for the purpose of fixing liability; agrees to application of any Bank balance to payment hereof; agrees that extensions and renewals without limit as to number, acceptance of any number of partial payments, and releases or substitutions of or changes in any guaranty or collateral, with or without notice, before or after the Maturity Date, any failure to perfect or maintain perfection of any lien against or security interest in any such collateral or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, shall not release or discharge his obligation hereunder; and agrees that waiver of any default shall not constitute waiver of any prior or subsequent default.
    Terms used in this Note shall have the meanings indicated in the boxes above or as defined herein. Where appropriate, the masculine gender includes the feminine and the neuter and the singular number includes the plural number. "Loan Document" means any document or instrument evidencing, securing, guaranteeing or given in connection with this Note. "Obligations" means all

                               Page 2 of 4 Pages

principal, interest and other amounts which are or become owing under this Note or any other Loan Document. "Obligor" means Maker and any guarantor, surety, co-signer, general partner or other person who may now or hereafter be obligated to pay all or any part of the Obligations.
    THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE HAS BEEN ENTERED INTO IN THE COUNTY OF THE BANK'S PRINCIPAL OFFICE IN TEXAS, SHALL BE PERFORMABLE FOR ALL PURPOSES IN SUCH COUNTY AND THE MAKER AND THE BANK AGREE THAT THE COUNTY IN WHICH BANK'S PRINCIPAL OFFICE IS LOCATED IN TEXAS IS PROPER VENUE FOR ANY ACTION OR PROCEEDING BROUGHT BY THE MAKER OR THE BANK, WHETHER IN CONTRACT, TORT, OR OTHERWISE. ANY ACTION OR PROCEEDING AGAINST THE MAKER MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN SUCH COUNTY. THE MAKER HEREBY IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT OR THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. THE MAKER AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED BELOW. NOTHING HEREIN OR IN ANY OF THE OTHER LOAN DOCUMENTS SHALL AFFECT THE RIGHT OF THE BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE MAKER OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER JURISDICTIONS OR VENUES.
    Bank reserves the right, in its sole discretion, without notice to Maker, to sell participations or assign its interest, or both, in all or any part of this Note or the debt evidenced hereby.
    The Maker may on any Business Day prepay all or any part of this Note without the payment of any premium or fee, provided the Interest Rate is the Prime Rate. Partial prepayments shall be in an aggregate principal amount of $250,000.00 or a greater integral multiple of $100,000.00. Except as specified in this paragraph, the Maker shall have no right to prepay this Note.
    The Maker will indemnify the Bank against, and reimburse the Bank on demand for, any loss, cost or expense incurred or sustained by the Bank (including without limitation any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund or maintain loans bearing interest at the LIBOR Rate as a result of: (a) any payment or prepayment (whether permitted by the Bank or required hereunder or otherwise) of all or a portion of this Note when the Interest Rate is the LIBOR Rate other than on the last day of the Interest Period; (b) any payment or prepayment, whether required hereunder or otherwise, of this Note when the Interest Rate is the LIBOR Rate made after the delivery of a Notice of Requested Borrowing but before the applicable Interest Rate Change Date if such payment or prepayment prevents the proposed Interest Rate Change from becoming fully effective. For purposes of this paragraph, funding losses arising by reason of liquidation or reemployment of deposits or other funds acquired by the Bank to fund or maintain loans bearing interest at the LIBOR Rate shall be calculated as the remainder obtained by subtracting: (i) the yield (reflecting both stated interest rate and discount, if any) to maturity of obligations of the United States Treasury in an amount equal or comparable to such Loan for the period of time commencing on the date of the payment, prepayment or change of rate as provided above and ending on the last day of the subject Interest Period; from
(ii) the interest payable at the LIBOR Rate for the period commencing on the date of such payment, prepayment or change of rate and ending on the last day of such Interest Period. Such funding losses and other costs and expenses shall be calculated and billed by the Bank and such bill shall, as to the costs incurred, be conclusive absent manifest error.
    Time is of the essence with respect hereto. If any of the following events ("Events of Default") shall occur, then the Bank may do any or all of the following: (i) declare this Note to be, and thereupon the principal balance of this Note shall forthwith become, immediately due and payable, together with all accrued and unpaid interest thereon and all other obligations and indebtedness of the Maker under the Loan Documents, without notice of acceleration or of intention to accelerate, presentment and demand or protest, all of which are hereby expressly waived; (ii) set off, in any order, against the indebtedness of the Maker under the Loan Documents any debt owing by the Bank to any Maker, including, but not limited to, any deposit account, which right is hereby granted by Maker to the Bank; and (iii) exercise any and all other rights pursuant to the Loan Documents, at law, in equity or otherwise: Each of the following events or conditions is an "Event of Default:" (1) any Obligor fails to pay any of the Obligations when due; (2) any warranty, representation or statement now or hereafter contained in or made in connection with any Loan Document was false or misleading in any respect when made; (3) any Obligor violates any covenant, condition or agreement contained in any Loan Document;
(4) any Obligor fails or refuses to submit financial information requested by Bank or to permit Bank to inspect its books and records on request; (5) any event of default occurs under any other Loan Document; (6) any individual Obligor dies, or any Obligor that is an entity dissolves; (7) a receiver, conservator or similar official is appointed for any Obligor or any Obligor's assets; (8) any petition is filed by or against any Obligor under any bankruptcy, insolvency or similar law; (9) any Obligor makes an assignment for the benefit of creditors; (10) a final judgment is entered against any Obligor and remains unsatisfied for 30 days after entry, or any property of any Obligor is attached, garnished or otherwise made subject to legal process; and (11) any material adverse change occurs in the business, assets, affairs or financial condition of any Obligor.
    Maker warrants and represents to Bank, and to all other holders of any indebtedness evidenced hereby, that the loan evidenced by this Note is for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One. No amounts loaned hereunder may be used for the purchase or carrying of any margin stock as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System. Notwithstanding anything contained herein or in any other separate security agreement or other writing executed heretofore, herewith or hereafter in connection with or related to this credit obligation, if this is a consumer credit obligation (as defined or described in 12 C.F.R. 227, Regulation AA, promulgated by the Federal Reserve Board), the security for this credit obligation shall not extend to any nonpossessory security interest in household goods (as defined in Regulation AA) other than a purchase money security interest, and no waiver of any notice contained herein or therein shall be construed under any circumstances to extend to any waiver of notice prohibited by Regulation AA.
    Each Maker and cosigner represents and warrants to Bank that if it is not a natural person, it is duly organized and validly existing and in good standing under the laws of the state of its incorporation or organization; has full power to own its properties and to carry on its business as now conducted; and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification desirable; and has not commenced any dissolution proceedings. Each Maker that is subject to the Texas Revised Partnership Act waives compliance by Bank with Section 3.05(d) of the Texas Revised Partnership Act and agrees that Bank may proceed directly against one or more partners or their property without first seeking satisfaction from partnership property. Each Maker and cosigner represents and warrants that if it conducts business under an assumed business or professional name it has properly filed Assumed Name Certificate(s) in the office(s) required by Chapter 36 of the Texas Business and Commerce Code. Each of the persons signing below as Maker or cosigner represents and warrants that he/she has full requisite power and authority to execute and deliver this Note to Bank on behalf of the party for whom he/she signs and to bind such party to the terms and conditions of this Note and that this Note is enforceable against such party.

                               Page 3 of 4 Pages

    THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

    THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

SIGNATURE OF MAKER:  MEDICAL INNOVATIONS, INC.

By: /s/ MARK H. FISHER

Name:  Mark H. Fisher

Time:

Date: 3-18-96

(The Bank's signature is provided as its acknowledgement of the above as the final written agreement between the parties and as its agreement with each Maker that is a partnership that Bank is not required to comply with Section 3.05(d) of the Texas Revised Partnership Act.)


BANK:   TEXAS COMMERCE BANK NATIONAL ASSOCIATION


By: /s/ GARY WHITT

Name: Gary Whitt

Title:  VP

                               Page 4 of 4 Pages

                        COLLATERAL MAINTENANCE AGREEMENT

                                 March 15, 1996


Medical Innovations, Inc.           Physician's Visiting Nurse Service, Inc.
One Riverway, Suite 2300            1110 N. Post Oak Road #140
Houston, Texas  77056               Houston, Texas  77056

Sheryl W. Fisher                    Harvey Houck, Jr.
One Riverway, Suite 2300            One Riverway, Suite 2300
Houston, Texas  77056               Houston, Texas  77056


                           Mark H. Fisher
                           One Riverway, Suite 2300
                           Houston, Texas  77056

                           John Schurwon
                           One Riverway, Suite 2300
                           Houston, Texas  77056

Ladies and Gentlemen:

         Texas Commerce Bank National Association (the "Bank") has extended certain loans (the "Loans") to Medical Innovations, Inc. and Physician's Visiting Nurse Service, Inc. (each a "Borrower") and as a condition precedent to making the Loans, Mark H. Fisher, Sheryl W. Fisher, Harvey R. Houck, Jr., and John Schurwon (jointly and severally, "Pledgor") granted the Bank a security interest in certain bonds described on the EXHIBIT A attached hereto and incorporated herein for all purposes (the "Collateral") and other property pursuant to the terms of, and as described in various Third Party Security Agreements - Pledge, executed by Pledgors as of June 30, 1994 and June 29, 1994 and delivered to Bank (the "Security Agreement"). Each and all of the Collateral secures, among other of Borrower's indebtedness to Bank, now or hereafter existing in favor of the Bank, the Loan evidenced by the promissory note executed by Medical Innovations, Inc. and delivered to Bank dated March 15, 1996 in the principal amount of $3,625,000.00 (together with each and every renewal, extension, modification and rearrangement thereof, replacement and substitution therefor, the "Note") and that certain promissory note executed by Physicians Visiting Nurse Service, Inc. and delivered to Bank in the principal amount of $1,575,000.00 dated March 15, 1996 (together with any and all renewals, extensions and modifications thereof, the "Other Note").

         For the mutual agreements herein set forth and in consideration of the making of the Loans, each of the undersigned Borrower and Pledgor ("You") jointly and severally agree to the following terms and conditions (hereinafter this "Collateral Maintenance Agreement"). The aggregate total amounts outstanding under the Note, both principal and accrued and unpaid interest, plus the aggregate total amounts outstanding under the Other Note, both principal and accrued and unpaid interest, is hereinafter referred to as the "Aggregate Balance". "Collateral Value" shall refer to the market value of the Collateral in which Bank has a first and perfected security interest, as such value is determined by Bank. Bank may determine the market value of the Collateral by any reasonable method, which determination shall be deemed conclusive absent manifest error. Using published figures in THE WALL STREET JOURNAL is deemed reasonable. You agree that so long as any amounts remain outstanding under the Note or the Other Note, the Collateral Value shall at all times be at least equal to 100% of the Aggregate Balance (the "Collateral to Loan Percentage"). In the event the Collateral to Loan Percentage is ever less than 100%, then within ten (10) days of notice by Bank to each of You at the address set forth above (such notice deemed sufficient if given by mail, telephone, telex or facsimile machine), You shall: (i) make a prepayment on the Note or the Other Note or both; (ii) deliver additional cash collateral and/or marketable securities acceptable to Bank along with properly executed financing statements and security agreements to evidence a first and continuing perfected security interest in the property so delivered and such additional property taken by Bank as collateral shall be deemed "Collateral" as such term is used herein; or (iii) do any combination of (i) and (ii) so that the Collateral Value is at least 100% of the Aggregate Balance.

         In the event You fail to take one of the steps outlined above (or a combination of such steps) within ten (10) business days after notice by Bank to You or any of You so that the Collateral Value is at least equal to 100% of the Aggregate Balance, then a default shall occur under this Collateral Maintenance Agreement and under the Note and under the Other Note and the Bank shall be entitled to liquidate the existing Collateral and apply such proceeds to the then outstanding indebtedness (both principal and accrued and unpaid interest) in whatever order Bank chooses and/or exercise any other right, power, or privilege provided to Bank in the Note, in the Other Note or related Loan Documents for a default.

         You have represented to Bank that the proceeds of the Note or the Other Note will not be used for the purpose, whether immediate, incidental, or ultimate of buying or carrying margin stock as that term is used in Regulation U of the Board of Governors of the Federal Reserve System ("Regulation U").

         Bank has expressly reserved the right to change the Collateral to Loan Percentage and Bank may at any time upon notice to You change the Collateral to Loan Percentage to comply with the requirements of Regulation U, which regulation
                               Page 1 of 3 Pages

from time to time sets the maximum loan value for margin stock which, as of the date of this letter, for margin stock (except options/puts/calls/and combinations) is set at fifty percent (50%) of the stock's current market value as defined in Regulation U which would require a Collateral to Loan Percentage of two hundred percent (200%) under this Collateral Maintenance Agreement. The change in Collateral to Loan Percentage shall be effective ten (10) days following notice to You, unless the change is necessary to comply (in Bank's sole discretion and determination) with Regulation U or any other legal requirement affecting the Loan evidenced by the Note or the Other Note in which case the change is effective immediately.

         "Loan Documents" shall refer to the Note, the other Note, the Security Agreement together with all such other agreements, instruments and other writings required by Bank and executed and delivered to Bank in connection with or in any way related to the Note or the Other Note or any security for the Note or the Other Note.

         The Bank may waive any default without waiving any prior or subsequent default. The Bank may remedy any default without waiving the default remedied. The failure of the Bank to exercise any right, power or remedy upon any default shall not be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. This Collateral Maintenance Agreement is a continuing agreement and shall remain in full force and effect until all indebtedness evidenced by the Note and the Other Note is paid in full.

         YOU AGREE THAT PURSUANT TO THE SECURITY AGREEMENTS ANY ADDITIONAL SECURITIES DELIVERED TO THE BANK PURSUANT TO THIS COLLATERAL MAINTENANCE AGREEMENT (IN ADDITION TO OTHER PROPERTIES DELIVERED TO THE BANK AFTER THE DATE OF THE SECURITY AGREEMENTS) SHALL BE INCLUDED IMMEDIATELY IN THE COLLATERAL PLEDGED TO THE BANK UNDER THE SECURITY AGREEMENTS, WITHOUT THE NECESSITY FOR THE ADOPTION OF ANY AMENDMENT OR REVISED LISTING IN THIS COLLATERAL MAINTENANCE AGREEMENT OR THE SECURITY AGREEMENTS.

         This Collateral Maintenance Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts each of which when so executed shall constitute one and the same agreement.

         If any of the Collateral consists of securities which are subject to any restrictions on volume of sales under securities laws, and which restricts aggregate sales by You and the Bank in determining such limitation, You shall not sell securities of the same issue as those pledged to Bank nor shall You pledge such securities without the Bank's prior written permission.

         THIS COLLATERAL MAINTENANCE AGREEMENT SHALL BE CONSTRUED AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND OF THE UNITED STATES OF AMERICA AS APPLICABLE.

         THIS WRITTEN AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(A) OF THE TEXAS BUSINESS & COMMERCE CODE, AND REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Please acknowledge your acceptance of the terms and conditions of this letter by signing both counterparts in the space provided and returning one to my attention.

                                    Sincerely,

                                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION

                                    By: /s/ GARY WHITT

                                    Name: Gary Whitt

                                    Title:  VP

                               Page 2 of 3 Pages

Accepted and Agreed to effective as of March 15, 1996.

 MEDICAL INNOVATIONS, INC.

 By:  /s/ MARK H. FISHER
 Typed Name: Mark H. Fisher
 Title: President
 Date: 3-18-96

/s/ MARK H. FISHER
 Mark H. Fisher
 Date: 3-18-96

/s/ SHERYL W. FISHER
 Sheryl W. Fisher
 Date: 3-18-96

/s/ HARVEY R. HOUCK, JR.
 Harvey R. Houck, Jr.
 Date: 3-19-96

/s/ JOHN SCHURWON
 John Schurwon
 Date: 3-18-96

 PHYSICIAN'S VISITING NURSE SERVICE, INC.

 By:  /s/ MARK H. FISHER
 Typed Name: Mark H. Fisher
 Title: President
 Date: 3-18-96
                               Page 3 of 3 Pages

                                                     EXHIBIT A



$150,000.00 BOARD OF REGENTS UNIVERSITY OF HOUSTON, TX., CONSOLIDATED REVENUE 19193 DATED 8/5/93 DUE 2/15/2013 @ 5.5% I/N/O MARK H. FISHER CUSIP #914301SA5 -


$100,000.00 LOWER COLORADO RIVER AUTHORITY REVENUE RFOG BOND DATED 8/1/92 DUE 1/1/2017 @ 5.625% F/B/O MARK H. FISHER & SHIRLEY W. FISHER CUSIP #548100H90

$100,000.00 AUSTIN TEXAS UTILITY SYSTEM REVENUE COMB. RFDG SERIES B BIG TCC DATED 10/15/88 DUE 11/15/2012 @ 7.80% F/B/O MARK H. FISHER CUSIP #052473YV1

$50,000.00 AUSTIN TEXAS SERIES C PUB IMPT. L T DATED 11/1/90 DUE 9/1/2008 @ 7.00% F/B/O MARK FISHER CUSIP #062394HNG

$50,000.00 BRAZOS RIVER AUTHORITY TEXAS SPECIAL FACILITIES REVENUE DATED 10/15/89 DUE 8/15/2009 @ 6.90% F/B/O MARK FISHER CUSIP #105912AQ2

$100,000.00 BEXAR COUNTY TEXAS HEALTH FACILITIES DEVELOPMENT CORPORATION HOSPITAL REVENUE BAPTIST MEMORIAL DATED 10/1/90 DUE 8/15/2005 @ 7.24% F/B/O MARK FISHER CUSIP #088350CY7

$50,000.00 TEXAS STATE NATIONAL RESEARCH LAB DATED 5/1/90 DUE 4/1/2011 @ 7.125% F/B/O MARK FISHER HELD CUSIP # 882716KM4

$50,000.00 LOWER COLORADO RIVER AUTHORITY TEXAS REVENUE DATED 7/1/85 DUE 1/1/2014 @ 8.00% F/B/O MARK FISHER CUSIP #548100PJ9

$4,750,000.00 US TREASURY NOTE DATED 7/15/92 MATURING 7/15/99 COUPON @ 6.375%
I/N/O HARVEY R. HOUCK CUSIP #921827F98

$120,000.00 MARICPOA COUNTY ARIZONA UNI SCHOOL DATED 3/30/93 DUE 7/1/96 I/N/O JOHN SCHURWON CUSIP #567219K22

                          EXHIBIT A   Page 1 of 1 Page